Exhibit 99.1
FOR IMMEDIATE RELEASE

Company Contact:	Brian McGee 510-413-1201 bmcgee@lexar.com

Investor Relations:	Jennifer Jarman The Blueshirt Group 415-217-7722 jennifer@blueshirtgroup.com
Lexar Reports Fiscal Second Quarter 2005 Results
FREMONT, California, July 28, 2005 – Lexar Media, Inc. (Nasdaq: LEXR), a leading manufacturer and marketer of high-performance digital media and accessories, today reported financial results for the fiscal second quarter ended July 1, 2005.
Total second quarter revenues of $189.3 million increased 16% from $163.2 million in the same period last year and decreased 19% from $232.4 million in the preceding quarter. Net loss was $5.1 million, or $0.06 per diluted share. The net loss includes a significant benefit as a result of a one-time payment from a supplier from a negotiated cost settlement. This compares to a net loss of $18.1 million, or $0.23 per diluted share, in the same period last year and a net loss of $9.6 million, or $0.12 per diluted share, in the first quarter of 2005.

Eric Stang, chairman, CEO and president, Lexar, commented, “We are pleased with the progress we have made against the measures we have previously outlined to improve operating efficiencies. During the second quarter of 2005, we reduced inventory levels 23% sequentially; reduced operating expenses excluding legal spending by more than 10% sequentially; significantly strengthened our balance sheet; grew Kodak revenues more than 25% sequentially; continued our emphasis on profitable customers, and began shifting our retail mix towards more profitable products.”
Financial Outlook
Mr. Stang continued, “Looking at the third quarter, we anticipate price declines in the retail marketplace, particularly for higher capacity card and flash drive products. At the same time, we are encouraged that existing and new flash memory suppliers are now offering lower cost, higher density NAND products. Based on these factors, our current outlook for the third quarter of 2005 calls for both revenues and net loss to be comparable to the second quarter of 2005.”
Corporate Highlights
Lexar recently:
•	Announced that on Friday July 8, the Superior Court of the State of California entered a Statement of Decision in Lexar Media, Inc. v. Toshiba in which it found that Toshiba engaged in unfair or unlawful competition, thereby violating California Business and Professions Code Section 17200. However, the Court declined Lexar’s request to enter an injunction against Toshiba flash memory products that incorporate Lexar’s trade secrets.

•	Introduced JumpDrive(R) Lightning, the latest addition to its vast line of USB flash drives. JumpDrive Lightning is a stylish portable storage device that features a striking stainless steel design that is unrivaled in performance with its impressive guaranteed sustained write-speed capability of 18 MB/sec and guaranteed sustained read-speed capability of 24 MB/sec for the 2GB product.

•	Issued an additional $10 million in aggregate principal amount of its 5.625% Senior Convertible Notes due 2010.

•	Announced that its breakthrough USB FlashCard, introduced in January 2005, is compliant with the Series “A” Plug Form Factor Guideline 1.0 recently approved by the USB Implementers Forum (USB-IF).

•	Announced its sponsorship of the Microsoft conferences for Windows professionals — WinHEC 2005 (Windows Hardware Engineering Conference) and Driver DevCon 2005 (Windows Driver Development Conference).

•	Introduced the LDP-200, a compact, stylish and affordable digital music player that provides unlimited music storage using inexpensive SD memory cards.
Conference Call
The Company will host a conference call to discuss its financial results and outlook today at 2:00 p.m. PST (5:00 p.m. EST). To participate on the live call, analysts and investors should dial 800-218-0713 at least ten minutes prior to the call. The call will also be webcast and can be accessed from the investor relations section of the company’s web site at www.lexar.com, where an archive of the conference call will be available for one year.
About Lexar Media, Inc.
Lexar is a leading marketer and manufacturer of flash memory cards, USB flash drives, card readers and ATA controller technology for the digital photography, consumer electronics, industrial and communications markets. The company holds over 83 issued or allowed controller and system patents, and licenses its technology to companies including Olympus, Samsung Electronics, SanDisk and Sony. For more information, please call 1-800-789-9418 or visit www.lexar.com.
Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor created by those sections. These forward-looking statements include statements related to projections about our business and financial outlook, including the statements in the section entitled “Financial Outlook,”. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: our operating results and gross margins are difficult to predict and may fluctuate significantly; the cost of flash memory is a significant part of our products’ cost structure, and if we are unable to obtain sufficient quantities of flash memory in a timely manner and at competitive prices, we may not be able to manufacture and deliver products to satisfy our customers’ requirements, compete effectively in the market or maintain our targeted gross margins or market share; future average selling prices may continue to erode due to excess industry capacity and extreme price competition which may impact our margins and our ability to maintain our position at our retail accounts; many of our retail customers and distributors have price protection which could require us to make large payments if we reduce prices; if we are unable to manage our inventory levels, our operating results will be negatively impacted; if we are unable to anticipate demand and pricing of our products or effectively manage distributor channels and relationships and changes in market conditions, our operating results will be harmed; our licensing revenues have declined significantly because our fixed license payments have transitioned to variable-based royalties and we may be unable to secure new license or royalty revenue; increased competition in the digital media market may lead to a decrease in our revenues and market share; if we are unable to obtain additional financing for our future capital needs or utilize our existing credit facilities, we may be unable to develop or enhance our products, expand our operations beyond our current expectations or respond to competitive pressures; if we are unable to achieve or maintain our technology leadership position or to obtain rights to develop and manufacture new form factors on acceptable terms, our gross margins and revenues would likely decline significantly; and we are involved in intellectual property, securities and products class action litigation, and may become involved in additional litigation, the outlook of which is highly uncertain, that could divert management’s time and attention, be time-consuming and expensive to defend and limit our access to important technology. Readers should also refer to the risk factors described in our filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for our fiscal quarter ended April 1, 2005, filed with the Securities and Exchange Commission on May 10, 2005. We assume no obligation to update the forward-looking information contained in this news release.

Lexar and the Lexar logo are trademarks of Lexar Media, Inc. All other brand or product names are trademarks or registered trademarks of their respective holders.

LEXAR MEDIA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	July 1,	June 30,	July 1,	June 30,
	2005	2004	2005	2004
Net revenues:
Product revenues	$188,315	$162,107	$419,948	$323,186
License and royalty revenues	954	1,084	1,763	4,739

Total net revenues	189,269	163,191	421,711	327,925
Cost of product revenues	163,570	157,186	366,630	292,991

Gross margin	25,699	6,005	55,081	34,934

Operating expenses:
Research and development	2,953	2,625	6,346	4,686
Sales and marketing	16,158	14,416	36,092	25,168
General and administrative	8,808	6,347	23,971	11,953

Total operating expenses	27,919	23,388	66,409	41,807

Loss from operations	(2,220)	(17,383)	(11,328)	(6,873)
Other income (expense), net	(1,146)	(316)	(1,606)	(781)

Loss before income taxes	(3,366)	(17,699)	(12,934)	(7,654)
Income taxes	1,704	395	1,722	1,014

Net loss	$(5,070)	$(18,094)	$(14,656)	$(8,668)

Net loss per common share:
Basic	$(0.06)	$(0.23)	$(0.18)	$(0.11)
Diluted	$(0.06)	$(0.23)	$(0.18)	$(0.11)

Shares used in computing net loss per common
share calculation:
Basic	79,837	78,836	79,678	78,576
Diluted	79,837	78,836	79,678	78,576

LEXAR MEDIA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	July 1,	December 31,
	2005	2004
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$130,571	$35,443
Restricted cash	5,000	5,000
Accounts receivable, net	82,901	170,365
Inventories	112,721	177,655
Prepaid expenses and other current assets	10,173	12,799

Total current assets	341,366	401,262
Property and equipment, net	11,086	10,305
Intangibles and other assets, net	3,094	429

Total assets	$355,546	$411,996

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$127,441	$233,370
Deferred license revenue and product margin	23,101	23,759
Note payable to bank	33,372	40,000

Total current liabilities	183,914	297,129
Deferred license revenue, net of current portion	—	173
Senior convertible notes payable	70,000	—

Total liabilities	253,914	297,302
Total stockholders’ equity	101,632	114,694

Total liabilities and stockholders’ equity	$355,546	$411,996